EXHIBIT 99.1

Stockholders and Board of Directors
Caribiner International, Inc.

We have reviewed the accompanying consolidated balance sheet of Caribiner International, Inc. as of March 31, 1996, and the related consolidated statements of operations for the three-month and six-month periods ended March 31, 1996 and 1995, the consolidated statements of changes in stockholders' equity (deficit) for the six-month period ended March 31, 1996 and the consolidated statements of cash flows for the six-month periods ended March 31, 1996 and 1995. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Caribiner International, Inc. as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended, not presented herein, and in our report dated November 22, 1995, except for Note 14 as to which the date is March 4, 1996, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of September 30, 1995, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                               Ernst & Young LLP


New York, New York
May 10, 1996